SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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CERUS CORPORATION

(Name of Registrant as Specified In Its Charter)

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CERUS CORPORATION

2411 Stanwell Drive

Concord, CA 94520

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 4, 2007

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Cerus Corporation, a Delaware corporation. The meeting will be held on Monday, June 4, 2007 at 9:00 a.m. local time at our principal executive offices at 2411 Stanwell Drive, Concord, California for the following purposes:

1.	To elect one (1) director to hold office until the 2010 Annual Meeting of Stockholders.

2.	To approve our 1999 Equity Incentive Plan, as amended, to increase the aggregate number of shares of common stock authorized for issuance under the plan by 600,000 shares.

3.	To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent auditors for our fiscal year ending December 31, 2007.

4.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the annual meeting is April 7, 2007. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

Lori L. Roll

Corporate Secretary

Concord, California

May 3, 2007

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience or, if your shares are held of record by a broker, bank or other nominee, you may be able to vote by following the instructions provided by your bank, broker, or other nominee. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

CERUS CORPORATION

2411 Stanwell Drive

Concord, CA 94520

PROXY STATEMENT

FOR THE 2007 ANNUAL MEETING OF STOCKHOLDERS

June 4, 2007

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We have sent you this proxy statement and the enclosed proxy card because the Board of Directors (the “Board”) of Cerus Corporation is soliciting your proxy to vote at the 2007 Annual Meeting of Stockholders. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or on the Internet.

We intend to mail this proxy statement and accompanying proxy card on or about May 3, 2007, to all stockholders of record entitled to vote at the annual meeting.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on April 7, 2007 will be entitled to vote at the annual meeting. On this record date, there were 31,806,159 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 7, 2007, your shares were registered directly in your name with our transfer agent, Wells Fargo Shareowner Services, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 7, 2007, your shares were not held, in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are three (3) matters scheduled for a vote:

•	Election of one (1) director;

•	Approval of our 1999 Equity Incentive Plan, as amended, to increase the aggregate number of shares of common stock authorized for issuance under the plan by 600,000 shares; and

•	Ratification of Ernst & Young LLP as our independent auditors for our fiscal year ending December 31, 2007.

How do I vote?

You may either vote “For” the nominee to the Board or you may “Withhold” your vote for the nominee. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone or vote by proxy on the Internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•

To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

•

To vote over the telephone, dial toll-free 1-800-560-1965 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 12:00 p.m. (CT), on June 1, 2007 to be counted.

•

To vote on the Internet, go to http://www.eproxy.com/cers/ to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 12:00 p.m. (CT), on June 1, 2007 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

We provide internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you owned as of April 7, 2007.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of the nominee for director, “For” approval of our 1999 Equity Incentive Plan, as amended, and “For” ratification of the selection of Ernst & Young LLP as our independent auditors (as further described in this proxy statement). If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication.

Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date.

•	You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at 2411 Stanwell Drive, Concord, California 94520.

•	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by January 4, 2008 to our Corporate Secretary at 2411 Stanwell Drive, Concord, California 94520.

If you wish to submit a proposal or nominate a director at our 2008 Annual Meeting of Stockholders, but you are not requesting that your proposal or nomination be included in next year’s proxy materials, you must submit your proposal in writing, in the manner set forth in our bylaws, to our Corporate Secretary at 2411 Stanwell Drive, Concord, California 94520 by no earlier than the close of business on March 6, 2008 and no later than the close of business on April 5, 2008. However, if our 2008 Annual Meeting of Stockholders is not held between May 5, 2008 and July 4, 2008, then you must notify our Corporate Secretary, in writing, no earlier than the close of business on the 90th day prior to the date of the 2008 Annual Meeting of Stockholders and no later than the close of business on the later of (i) the 60th day prior to the date of the 2008 Annual Meeting of Stockholders, or (ii) if we publicly announce the date of the 2008 Annual Meeting of Stockholders fewer than 70 days prior to the date of the 2008 Annual Meeting of Stockholders, the 10th day following the day that we first make a public announcement of the date of the 2008 Annual Meeting of Stockholders. We also advise you to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. The chairperson of the 2008 Annual Meeting of Stockholders may determine, if the facts warrant, that a matter has not been properly brought before the meeting and, therefore, may not be considered at the meeting. In addition, if you do not also comply with the requirements of Rule 14a-4(c)(2) under the Securities Exchange Act of 1934, as amended (the “1934 Act”), our management will have discretionary authority to vote all shares for which we have proxies in opposition to any such stockholder proposal or director nomination.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Withhold” and, with respect to proposals other than the election of directors, “Against” votes, abstentions and broker non-votes. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner (despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions). Abstentions will be counted towards the vote total for each proposal and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

How many votes are needed to approve each proposal?

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The nominee for election of director will be elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Only votes “For” or “Withheld” will affect the outcome. Broker non-votes will have no effect.

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To be approved, Proposal No. 2, approval of our 1999 Equity Incentive Plan, as amended, must receive “For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote at the meeting. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

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To be approved, Proposal No. 3, the ratification of the selection of Ernst & Young LLP as our independent auditors for fiscal year ending December 31, 2007, must receive “For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote at the meeting. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. On the record date, there were 31,806,159 shares outstanding and entitled to vote. Thus, the holders of 15,903,080 shares must be present in person or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairman of the meeting or the holders of a majority of the shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in our quarterly report on Form 10-Q for the second quarter of 2007.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board is divided into three classes and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including a vacancy created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is elected and qualified.

The Board presently has six (6) members. There is one (1) director in the class whose term of office expires in 2007. We continue to hold open the seventh seat to be filled by a suitable candidate and we are currently actively seeking a candidate to fill that seat. Proxies will not be voted for a greater number of persons than the one nominee named below.

The nominee listed below is currently one of our directors and was previously elected by the stockholders. If elected at the annual meeting, the nominee would serve until the 2010 annual meeting and until his successor is elected and has qualified, or, if sooner, until the director’s death, resignation or removal. It is our policy to invite directors and nominees for director to attend our annual meetings of stockholders. All of the directors attended the 2006 Annual Meeting of Stockholders.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The nominee receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominee named below. If the nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our management. The nominee for election has agreed to serve if elected. Our management has no reason to believe that he will be unable to serve.

The following is a brief biography of the nominee and each director whose term will continue after the annual meeting.

NOMINEE FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2010 ANNUAL MEETING

Laurence M. Corash, M.D.

Dr. Laurence M. Corash, 63, one of our co-founders, has served as a member of our Board since December 2002 and has been our Vice President and Chief Medical Officer since July 1996. From 1996 until July 2005, Dr. Corash also was our Vice President, Medical Affairs. Dr. Corash was a consultant to us from 1991 until 1994, when he joined us as Director, Medical Affairs. Dr. Corash has been a Professor of Laboratory Medicine at the University of California, San Francisco since July 1985 and Chief of the Hematology Laboratory for the Medical Center at the University of California, San Francisco since January 1982. From February 1990 to July 1994, Dr. Corash was a member of the FDA Advisory Panel for Hematology Devices.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF THE NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2008 ANNUAL MEETING

Timothy B. Anderson, 60, has served as a member of our Board since 2003. Mr. Anderson was Senior Vice President of Strategy and Business Development of Baxter International, Inc., a pharmaceutical company, from 1999 until 2002, and held various management positions at Baxter International from 1992 until 1999, including President, Biotech Group from 1992 until 1997, Group Vice President from 1993 until 1997 and Chairman, Baxter Europe from 1997 until 1999. Mr. Anderson is currently a director of Lake Forest Hospital and a director of PuriCore Plc, a publicly held English company.

Bruce C. Cozadd, 43, has served as a member of our Board since November 2001. Mr. Cozadd serves as Executive Chairman of Jazz Pharmaceuticals, Inc., a pharmaceutical company that he co-founded in 2003. Mr. Cozadd was Executive Vice President and Chief Operating Officer of ALZA Corporation, a pharmaceutical company, from 2000 until 2001, and held various management positions at ALZA from 1991 until 2000, including Senior Vice President and Chief Financial Officer. Previously, Mr. Cozadd was a member of the health care investment banking team at Smith Barney, Harris Upham & Co. Mr. Cozadd serves on the boards of directors of Threshold Pharmaceuticals, a biotechnology company. He also serves on the board of directors of Nueva School and Stanford Hospitals and Clinics, both non-profit institutions, and is a member of the Stanford Molecular Imaging Advisory Board.

Claes Glassell, 56, was appointed our President and Chief Executive Officer and was elected as a member of our Board in May 2004. Mr. Glassell was President, Chief Operating Officer and a director of Cambrex Corporation from July 2001 until January 2003, and held management positions at Cambrex Corporation from 1994 until 2001, including Executive Vice President and Chief Operating Officer from 2000 until 2001, and Vice President and Managing Director of Cambrex Limited from 1994 until 2000. Previously, Mr. Glassell was President and Chief Executive Officer of the Pharma Chemistry Business Area of Akzo Nobel and held various international management assignments with Berol in the United States, United Kingdom and Sweden. Mr. Glassell served on the Board of the Swedish Chemical Industry Association from 1993 until 1996 and also was a member of the Responsible Care Committee for the Swedish Chemical Industry Association. Mr. Glassell serves on the board of directors of CMC Biopharmaceuticals A/S, a contract manufacturing organization.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2009 ANNUAL MEETING

B.J. Cassin, 73, has served as Chairman of the Board since December 1992. Mr. Cassin has been a private venture capitalist since 1979. Previously, Mr. Cassin co-founded Xidex Corporation, a manufacturer of data storage media, in 1969. Mr. Cassin is currently a director of a number of private companies.

William R. Rohn, 63, has served as a member of our Board since March 2002. Mr. Rohn served as Chief Operating Officer of Biogen Idec, the successor company to IDEC Pharmaceutical, a biotechnology company, from 2003 until 2005. From 1998 until 2003, Mr. Rohn was President and Chief Operating Officer of IDEC Pharmaceuticals, a biotechnology company. Mr. Rohn joined IDEC in 1993 as Senior Vice President, Commercial and Corporate Development and was appointed Senior Vice President, Commercial Operations in 1996. From 1984 until 1993, Mr. Rohn was employed by Adria Laboratories, a pharmaceutical company, most recently as Senior Vice President of Sales and Marketing. Mr. Rohn serves on the boards of directors of Pharmacyclics, Inc., a pharmaceutical company, Metabasis Therapeutics Inc., a pharmaceutical company, Raven Biotechnologies, a biotechnology company, and Elan Plc, a pharmaceutical company.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD OF DIRECTORS

As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as determined by the board of directors. The Board consults with our counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in applicable Nasdaq listing standards, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his family members, and us, our senior management and our independent auditors, the Board has determined that the following four (4) directors are independent directors within the meaning of the applicable Nasdaq listing standards: Messrs. Cassin, Cozadd, Anderson and Rohn. In making this determination, the Board found that none of the these directors had a material or other disqualifying relationship with us. Mr. Glassell, our President and Chief Executive Officer, and Dr. Corash, our Vice President and Chief Medical Officer, are not independent directors by virtue of their employment with us.

MEETINGS OF THE BOARD OF DIRECTORS

The Board met seven times during the last fiscal year. Each Board member attended 75% or more of the aggregate number of the meetings held by the Board and of the committees on which he served during the period for which he was a director or committee member.

As required under applicable Nasdaq listing standards, in fiscal 2006, our independent directors met six times in regularly scheduled executive sessions at which only independent directors were present.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

The Board has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for fiscal 2006 for each of the Board committees:

Name	Audit		Compensation		Nominating and Corporate Governance
B.J. Cassin			X	*	X	*
Timothy B. Anderson	X				X
Laurence M. Corash
Bruce C. Cozadd	X	*	X		X
Claes Glassell
William R. Rohn	X				X
Total meetings in fiscal 2006	5		4		2

*	Committee Chairperson

Below is a description of each committee of the Board. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable Nasdaq and Securities and Exchange Commission (“SEC”) rules and regulations regarding “independence” and that each member is free of any relationship that would impair his individual exercise of independent judgment with regard to us.

Audit Committee

The Audit Committee of the Board of Directors was established by the Board in accordance with Section 3(a)(58)(A) of the 1934 Act to oversee our corporate accounting and financial reporting processes and audits of our financial statements. For this purpose, the Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on our audit engagement team as required by law; confers with management and the independent auditors regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints we have received regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; reviews the financial statements to be included in our annual report on Form 10-K; discusses with management and the independent auditors the results of the annual audit and the results of our quarterly financial statements; and reviews and discusses with management and the independent auditors our disclosures under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in periodic reports filed with the SEC. The Audit Committee is composed of three (3) directors: Messrs. Anderson, Cozadd (Chairman) and Rohn. The Audit Committee met five (5) times during the fiscal year. A copy of the Audit Committee Charter is available on our Web site at www.cerus.com.

The Board has reviewed the Nasdaq listing standards definition of independence for Audit Committee members and has determined that all members of our Audit Committee are independent (as independence is currently defined in Rule 4350(d)(2)(A)(i) and (ii) of the Nasdaq listing standards and Section 10(A)(3)(b)(1) of the 1934 Act). The Board has also determined that Mr. Cozadd qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Mr. Cozadd’s level of knowledge and experience based on a number of factors, including his formal education and his service in executive capacities having financial oversight responsibilities. These positions include various management positions at ALZA Corporation, pursuant to which Mr. Cozadd has experience supervising the preparation of financial reports. For further information on Mr. Cozadd’s experience, please see his biography under “Proposal 1—Election of Directors.”

Report of the Audit Committee of the Board of Directors(1)

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2006 with our management. The Audit Committee has discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from the independent auditors required by the Independence Standards Board Standard No. 1, (Independence Discussions with Audit Committees), as adopted by the PCAOB in Rule 3600T and has discussed with the independent auditors the independent auditors’ independence. Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in our Annual Report in Form 10-K for the fiscal year ended December 31, 2006.

Audit Committee:

Mr. Bruce C. Cozadd

Mr. Timothy B. Anderson

Mr. William R. Rohn

(1)	The material in this Report of the Audit Committee of the Board of Directors is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of Cerus Corporation under the Securities Act of 1933 (the “1933 Act”) or 1934 Act.

Compensation Committee

The Compensation Committee of the Board of Directors is composed of two (2) directors: Messrs. Cassin (chairman) and Cozadd. All members of our Compensation Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards). The Compensation Committee met four (4) times during the fiscal year and acted by unanimous written consent three (3) times. The Compensation Committee has adopted a written charter that is available to stockholders on our Web site at www.cerus.com.

The Compensation Committee acts on behalf of the Board to review, adopt and oversee our compensation strategy, policies, plans and programs including:

•

establishment of corporate and individual performance objectives relevant to the compensation of our executive officers and other senior management and evaluation of performance in light of these stated objectives;

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review and approval of the compensation and other terms of employment or service, including severance and change-in-control arrangements, of our Chief Executive Officer and the other executive officers; and

•	administration of our equity compensation plans, pension and profit-sharing plans, deferred compensation plans and other similar plan and programs.

Commencing this year, the Compensation Committee also began to review with management the Compensation Discussion and Analysis section in this proxy statement and to consider whether to recommend that it be included in proxy statements and other filings.

COMPENSATION COMMITTEE PROCESSES AND PROCEDURES

Typically, the Compensation Committee meets at least three times per year and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Chief Executive Officer and the Vice President, Administration. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, provide financial or other background information or advice or otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in or be present during any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all of our books, records, facilities and personnel, as well as authority to obtain, at our expense, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. In April 2006, we retained Compensia, a compensation consulting firm, to provide additional market data that we used in determining our proposal to stockholders that additional shares be added to our 1999 Equity Incentive Plan.

Under its charter, the Compensation Committee may form, and delegate authority to, subcommittees, as appropriate, including, but not limited to, a subcommittee composed of one or more members of the Board to grant stock awards under our equity incentive plans to persons who are not (a) “Covered Employees” under Section 162(m) of the Internal Revenue Code of 1986 (the “Code”); (b) individuals with respect to whom we wish to comply with Section 162(m) of the Code (“Section 162(m)”), as amended from time to time or (c) then subject to Section 16 of the 1934 Act.

Historically, the Compensation Committee has made most significant adjustments to annual compensation, determined cash and equity awards and established new performance objectives at one or more meetings held during the first and fourth quarters of the year. The Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executive officers other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. For the Chief Executive Officer, the Compensation Committee considers a self-assessment evaluation submitted by the Chief Executive Officer and conducts an overall evaluation of his performance to determine any adjustments to his compensation as well as awards to be granted. For all executive officers, as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executive officers in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current company-wide compensation levels.

The specific determinations of the Compensation Committee with respect to executive compensation for fiscal 2006 and fiscal 2007 to date are described in greater detail in the Compensation Discussion and Analysis (“CD&A”) section of this proxy statement .

Compensation Committee Interlocks and Insider Participation

As noted above, our Compensation Committee consists of Mr. Cassin and Mr. Cozadd. No member of the Compensation Committee is, or was, formerly one of our officers or employees. No interlocking relationship exists between the Board or Compensation Committee and the board of directors or compensation committee of any other company, nor has such an interlocking relationship existed in the past.

Indemnification and Limitation of Director and Officer Liability

In July 1996, the Board authorized us to enter into indemnity agreements with each of our directors, executive officers and controller. The form of indemnity agreement provides that we will indemnify against any and all expenses of the indemnified person who incurred such expenses because of his or her status as a director, executive officer or controller, to the fullest extent permitted by our bylaws and Delaware law. In addition, our bylaws provide that we shall indemnify our directors and executive officers to the fullest extent permitted by Delaware law, subject to certain limitations, and may also secure insurance, to the fullest extent permitted by Delaware law, on behalf of any director, officer, employee or agent against any expense, liability or loss arising out of his or her actions in such capacity.

Our restated certificate of incorporation contains certain provisions relating to the limitation of liability of directors. Our restated certificate provides that a director shall not be personally liable to our stockholders or us for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to our stockholders or us, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of dividends or unlawful stock repurchases or redemptions or (iv) for any transaction from which the director derived an improper benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. The provision in the restated certificate does not eliminate the duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Compensation Committee Report(1)

The Compensation Committee has reviewed and discussed with management the CD&A section contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board that the CD&A be included in this proxy statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended 2006.

Compensation Committee:

Mr. B.J. Cassin

Mr. Bruce C. Cozadd

(1)	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of Cerus Corporation under the 1933 or 1934 Act.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board of Directors is responsible for identifying, reviewing and evaluating candidates to serve as directors; reviewing, evaluating and considering the recommendation for nomination of incumbent directors; recommending to the Board candidates for election to the Board; considering recommendations for Board nominees and proposals submitted by our stockholders;

making recommendations regarding the membership of the committees of the Board; assessing the performance of the Board; overseeing all aspects of our corporate governance functions on behalf of the Board; and making recommendations to the Board regarding corporate governance issues. The Nominating and Corporate Governance Committee is composed of four (4) directors: Messrs. Cassin (Chairman), Anderson, Cozadd and Rohn. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards). The Nominating and Corporate Governance Committee met two (2) times during the fiscal year. The Nominating and Corporate Governance Committee has adopted a written charter that is available to stockholders on our Web site at www.cerus.com.

The Nominating and Corporate Governance Committee has not determined specific minimum criteria that a Board member must possess, but generally a qualified candidate must possess the highest personal and professional integrity, have demonstrated exceptional ability and judgment and have the ability to work effectively with other members of the Board. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee evaluates these directors’ overall service to us during their terms, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair the directors’ independence. The Nominating and Corporate Governance Committee uses an informal network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. For the director nominated for re-election for a three-year term expiring at the 2010 annual meeting, the Nominating and Corporate Governance Committee did not pay a fee to any third party to assist in the process of identifying or evaluating director candidates but has in the past, and may again in the future, pay fees to third parties to assist in identifying or evaluating director candidates.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. When considering candidates for membership to the Board that are nominated by stockholders, the Nominating and Corporate Governance Committee employs the same policy that is uses to evaluate candidates recommended by members of the Board. Any stockholder wishing to nominate a director candidate should submit in writing the candidate’s name, biographical information, business qualifications including a description of the proposed nominee’s business experience for at least the previous five years and a representation that the nominating stockholder is a beneficial or record owner of our stock to Mr. Cassin, Chairman of the Nominating and Corporate Governance Committee, Cerus Corporation at 2411 Stanwell Drive, Concord, California 94520. Any such submission also must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. All qualified submissions are reviewed by the Nominating and Corporate Governance Committee at the next appropriate meeting. If a stockholder wishes the Nominating and Corporate Governance Committee to consider a director candidate for nomination at our next annual meeting of stockholders, then our bylaws require that written recommendations be received by us no sooner than 90 and no later than 60 days prior to the first anniversary of the preceding year’s annual meeting of stockholders.

To date, the Nominating and Corporate Governance Committee has not rejected a timely director nominee from a stockholder or group of stockholders that beneficially owned more than 5% of our voting stock.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Stockholders may communicate directly with any of our senior managers, the independent members of the Board or any Chairman of a Board Committee, including the Chairman of the Board, by writing directly to those individuals at Cerus Corporation at 2411 Stanwell Drive, Concord, California 94520. Stockholder communications related to director candidate recommendations should be directed to the Chairman of the Nominating and Corporate Governance Committee, Mr. Cassin. In addition, if our stockholders or employees have any concerns related to our financial or accounting practices, we encourage communicating those concerns directly to the Chairman of the Audit Committee, Mr. Cozadd.

CODE OF ETHICS

We have adopted the Code of Business Conduct and Ethics (the “Ethics Code”) that applies to all of our officers, directors and employees. The Ethics Code is available on our Web site at www.cerus.com. If we make any substantive amendments to the Ethics Code or grant any waiver from a provision of the Ethics Code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver as required by applicable laws. To satisfy our disclosure requirements, we may post any waivers of or amendments to the Ethics Code on our Web site in lieu of filing such waivers or amendments on a Form 8-K.

Our employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Ethics Code. The Audit Committee has established procedures to receive, retain and address complaints regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of related concerns.

PROPOSAL 2

APPROVAL OF 1999 EQUITY INCENTIVE PLAN, AS AMENDED

In April 1999, the Board adopted, and in July 1999 the stockholders approved, our 1999 Equity Incentive Plan (the “1999 Plan”). As a result of a series of amendments, an aggregate of 6,480,000 shares of common stock is authorized for issuance under the 1999 Plan.

In April 2007, the Compensation Committee, pursuant to authority delegated by the Board, approved an amendment to the 1999 Plan, subject to stockholder approval, to increase the number of shares of common stock authorized for issuance under the 1999 Plan by 600,000 shares, to a total of 7,080,000 shares. The Compensation Committee adopted this amendment in order to ensure that we can continue to make stock awards at levels determined appropriate by the Board and the Compensation Committee.

As of March 31, 2007, awards (net of canceled or expired awards) covering an aggregate of 5,247,503 shares of common stock had been granted under the 1999 Plan. There were 1,232,497 shares of common stock (plus any shares that might in the future be returned to the 1999 Plan as a result of cancellations or expiration of awards or our reacquisition of unvested shares) available for future grant under the 1999 Plan.

Stockholders are requested in this Proposal 2 to approve the 1999 Plan, as amended. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the amendment to the 1999 Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2.

The essential features of the 1999 Plan are outlined below:

GENERAL

The 1999 Plan provides for the grant of incentive stock options, nonstatutory stock options, stock bonuses (including stock units) and restricted stock purchase awards (collectively “stock awards”). Incentive stock options granted under the 1999 Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code. Nonstatutory stock options granted under the 1999 Plan are not intended to qualify as incentive stock options under the Code. See “Federal Income Tax Information” for a discussion of the tax treatment of stock awards. To date, we have granted stock options and restricted stock units under the 1999 Plan.

PURPOSE

The Board adopted the 1999 Plan to provide a means by which our employees, directors and consultants (or those of any affiliate) (collectively, “participants”) may be given an opportunity to benefit from increases in the value of our common stock, through the grant of stock awards, to assist in securing and retaining the services of such persons and to provide incentives for such persons to exert maximum efforts for our success.

ADMINISTRATION

The Board administers the 1999 Plan. Subject to the provisions of the 1999 Plan, the Board has the power to construe and interpret the 1999 Plan and to determine the persons to whom and the dates on which stock awards will be granted, the number of shares of common stock to be subject to each stock award, the time or times during the term of each stock award within which all or a portion of such stock award may be exercised, the exercise or purchase price of each stock award, the type of consideration permitted to exercise or purchase each stock award, and other terms of the stock awards.

The Board has the power to delegate administration of the 1999 Plan to a committee composed of one or more members of the Board. In the discretion of the Board, a committee may consist solely of two or more “outside directors” in accordance with Section 162(m) or solely of two or more “non-employee directors” in accordance with Rule 16b-3 of the 1934 Act. The Board has delegated administration of the 1999 Plan to the Compensation Committee of the Board. As used herein with respect to the 1999 Plan, the “Board” refers to any committee the Board appoints as well as to the Board itself.

The regulations under Section 162(m) require that the directors who serve as members of the committee must be “outside directors.” The 1999 Plan provides that, in the Board’s discretion, directors serving on the committee may be “outside directors” within the meaning of Section 162(m). This limitation would exclude from the committee directors who are (i) current employees of us or an affiliate, (ii) former employees of us or an affiliate receiving compensation for past services (other than benefits under a tax-qualified pension incentive plan), (iii) current and former officers of us or an affiliate, (iv) directors currently receiving direct or indirect remuneration from us or an affiliate in any capacity (other than as a director), and (v) any other person who is otherwise not considered an “outside director” for purposes of Section 162(m).

STOCK SUBJECT TO THE 1999 PLAN

Subject to approval of this Proposal 2, an aggregate of 7,080,000 shares of common stock is authorized for issuance under the 1999 Plan. If stock awards granted under the 1999 Plan expire or otherwise terminate without being exercised in full, the shares of common stock not acquired pursuant to such stock awards again become available for subsequent issuance under the 1999 Plan.

ELIGIBILITY

Incentive stock options may be granted under the 1999 Plan only to employees (including officers) of us and our affiliates. Our directors and employees (including officers) of, and consultants to, both us and any affiliate are eligible to receive all other types of stock awards under the 1999 Plan. As of March 31, 2007, all of our approximately 137 employees and directors, and certain of our consultants, were eligible to receive awards under the 1999 Plan.

No incentive stock option may be granted under the 1999 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of our total combined voting power or that of any of our affiliates, unless the exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant. In addition, the aggregate fair market value, determined at the time of grant, of the shares of common stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the 1999 Plan and all other such plans of us and our affiliates) may not exceed $100,000.

No person may be granted options under the 1999 Plan covering more than 250,000 shares of common stock during any calendar year (“Section 162(m) Limitation”). This limitation assures that any deductions to which we would otherwise be entitled either upon the exercise of stock options with an exercise price per share at least equal to 100% of the fair market value of the stock on the date of grant, or upon the subsequent sale of the shares acquired under those options, will not be subject to the $1,000,000 limitation on the income deductibility of compensation paid per covered employee imposed under Section 162(m).

TERMS OF OPTIONS

The following is a description of the permissible terms of options under the 1999 Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

Exercise Price. The exercise price of incentive stock options may not be less than 100% of the fair market value of the stock subject to the option on the date of the grant and, in some cases (see “Eligibility” above), may not be less than 110% of such fair market value. The exercise price of nonstatutory options may not be less than 85% of the fair market value of the stock on the date of grant. As of March 30, 2007, the closing price of our common stock as reported on the Nasdaq Global Market was $6.75 per share.

Consideration. The exercise price of options granted under the 1999 Plan must be paid either in cash at the time the option is exercised or, at the discretion of the Board, (i) by delivery of shares of our common stock, (ii) pursuant to a deferred payment arrangement or (iii) in any other form of legal consideration acceptable to the Board.

Option Exercise. Options granted under the 1999 Plan may become exercisable in cumulative increments (“vest”) as determined by the Board. Shares covered by currently outstanding options under the 1999 Plan typically vest at the rate of 1/48 of the total grant per month from the date of the grant during the participant’s employment by, or service as a director of or consultant to, us (collectively, “service”); provided, however, that options granted to new employees typically do not commence vesting until after six months of employment. Options granted in the future under the 1999 Plan may be subject to different vesting terms. The Board has the power to accelerate the time during which an option may vest or be exercised. In addition, options granted under the 1999 Plan may permit exercise prior to vesting, but in such event the participant may be required to enter into an early exercise stock purchase agreement that allows us to repurchase unvested shares, generally at their exercise price, should the participant’s service terminate before vesting. To the extent provided by the terms of an option, a participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing us to withhold a portion of the stock otherwise issuable to the participant, by delivering already-owned shares of our common stock or by a combination of these means.

Term. The maximum term of options under the 1999 Plan is ten years, except that in certain cases (see “Eligibility”) the maximum term is five years. Options under the 1999 Plan generally terminate three months after termination of the participant’s service unless (i) such termination is due to the participant’s disability, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within 12 months following such termination; (ii) the participant dies before the participant’s service has terminated, or within a period specified in the option after termination of such service, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the participant’s death) within 18 months following the participant’s death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (iii) the option by its terms specifically provides otherwise. Individual options may provide for exercise within a longer or shorter period of time following termination of service. In no event, however, may an option be exercised beyond the expiration of its term.

An option agreement may provide that if the exercise of the option following the termination of the participant’s service would be prohibited because the issuance of stock would violate the registration requirements under the 1933 Act, then the option will terminate on the earlier of (i) the expiration of the term of the option or (ii) three months after the termination of the participant’s service during which the exercise of the option would not be in violation of such registration requirements.

NON-EMPLOYEE DIRECTORS’ SUB-PLAN

In November 1999, the Board adopted the 1999 Non-Employee Directors’ Stock Option Sub-Plan (the “Directors’ Sub-Plan”), under and within the limits set forth in the 1999 Plan, to provide for automatic,

non-discretionary grants of nonstatutory stock options to our directors who are not employees of or consultants to us or any affiliate. The Directors’ Sub-Plan was amended by the Compensation Committee in December 2005. Pursuant to the Directors’ Sub-Plan, each of our non-employee directors receives an option covering 15,000 shares, or 22,500 shares in the case of the Chairman of the Board, of our common stock on the first trading day of the year. Each option granted under the Directors’ Sub-Plan has an exercise price equal to the fair market value of our common stock on the prior day’s closing price, a term of ten years and vests in twelve equal monthly installments from the date of grant as long as the optionee continues to provide service to us as a director, employee or consultant. In the event of (i) a sale or other disposition of all or substantially all of our assets, (ii) a merger or consolidation in which we are not the surviving corporation, or (iii) a reverse merger in which we are the surviving corporation but shares of our outstanding common stock are converted into other property by virtue of the merger, all outstanding options under the Directors’ Sub-Plan will become fully vested and will terminate if not exercised prior to the transaction.

FRENCH SUB-PLAN

The Board adopted the Rules of the Cerus Corporation 1999 Equity Incentive Plan, as amended, for the Grant of Stock Options to Employees in France (the “French Sub-Plan”), under and within the limits set forth in the 1999 Plan. The French Sub-Plan is intended to provide for grants of nonstatutory stock options that qualify for favorable tax and social security treatment under applicable French law to employees and managing directors of our affiliates in France. Each option granted under the French Sub-Plan has an exercise price that is equal to the higher of (i) the fair market value of our common stock on the grant date or (ii) 80% of the average quotation price of our common stock during the 20-day period prior to the grant date (or for certain options, the higher of 80% of such average quotation price or 80% of the average purchase price paid for such shares by us). Options granted under the French Sub-Plan each have a term of nine and one-half years, although the Board or Compensation Committee may provide for a shorter term. Options granted under the French Sub-Plan become fully vested upon the death of the optionholder and expire six months following the date of death. We may restrict the sale or transfer of any shares acquired pursuant to an option granted under the French Sub-Plan for up to three years after the date the option is exercised.

TERMS OF STOCK BONUSES AND PURCHASES OF RESTRICTED STOCK

Purchase Price. The Board determines the purchase price under a restricted stock purchase agreement but the purchase price may not be less than 85% of the fair market value of our common stock on the date of grant or purchase.

Consideration. The purchase price of stock acquired pursuant to a restricted stock purchase agreement under the 1999 Plan must be paid either in cash at the time the stock is purchased or at the discretion of the Board, (i) pursuant to a deferred payment arrangement or (ii) in any other form of legal consideration acceptable to the Board. The Board may award stock bonuses in consideration for past services without the payment of a purchase price.

Vesting. Shares of stock sold or awarded under the 1999 Plan may, but need not be, subject to a repurchase option in our favor in accordance with a vesting schedule as determined by the Board. The Board has the power to accelerate the vesting of stock acquired pursuant to a restricted stock purchase agreement under the 1999 Plan.

RESTRICTIONS ON TRANSFER

A participant in the 1999 Plan may not transfer an incentive stock option other than by will or by the laws of descent and distribution. During the lifetime of the participant, only the participant may exercise an incentive stock option. The Board may grant nonstatutory stock options that are transferable in certain limited instances. A participant may also designate a beneficiary who may exercise an option following the participant’s death. Shares subject to repurchase by us under an early exercise stock purchase agreement may be subject to restrictions on transfer that the Board deems appropriate.

Rights under a restricted stock purchase or stock bonus agreement may be transferred only on such terms and conditions as the Board may provide in the restricted stock purchase or stock bonus agreement.

ADJUSTMENT PROVISIONS

In the event any change is made in the common stock subject to the 1999 Plan, or subject to any stock award, without our receipt of consideration (whether through a stock split or other specified change in our capital structure), the 1999 Plan will be appropriately adjusted as to the class and maximum number of shares of common stock subject to the 1999 Plan and the Section 162(m) Limitation, and outstanding stock awards will be adjusted as to the class, number of shares and price per share of common stock subject to such awards.

EFFECT OF CERTAIN CORPORATE EVENTS

In the event of certain significant corporate transactions, all outstanding stock awards under the 1999 Plan may be assumed or substituted by any surviving or acquiring corporation. If the surviving or acquiring corporation elects not to assume or substitute such stock awards, then (i) with respect to any such stock awards that are held by individuals then performing services for us or our affiliates, the vesting of such stock awards will be accelerated in full and such awards will terminate if not exercised prior to the effective date of the corporate transaction, and (ii) all other outstanding stock awards will terminate if not exercised prior to the effective date of the corporate transaction.

A significant corporate transaction will be deemed to occur in the event of (i) a sale, lease, or other disposition of all or substantially all of our assets, (ii) a merger or consolidation in which we are not the surviving corporation, or (iii) a merger in which we are the surviving corporation, but the shares of our common stock are converted into other property by virtue of the corporate transaction.

In the event of our dissolution or liquidation, all outstanding stock awards will terminate immediately prior to such event.

The acceleration of an award in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of us.

DURATION, AMENDMENT AND TERMINATION

The Board may suspend or terminate the 1999 Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the 1999 Plan will terminate on April 29, 2009.

The Board may also amend the 1999 Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders to the extent stockholder approval is necessary to satisfy Section 422 of the Code, if applicable, Rule 16b-3 of the 1934 Act or any applicable Nasdaq or securities exchange listing requirements. The Board may submit any other amendment to the 1999 Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

FEDERAL INCOME TAX INFORMATION

The following is a summary of the principal United States federal income taxation consequences to participants and us with respect to participation in the 1999 Plan. This summary is not intended to be exhaustive, and does not discuss the income tax laws of any city, state or foreign jurisdiction in which a participant may reside.

Incentive Stock Options. Incentive stock options under the 1999 Plan are intended to be eligible for the favorable federal income tax treatment accorded “incentive stock options” under the Code.

There generally are no federal income tax consequences to the participant or us by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the participant’s alternative minimum tax liability, if any.

If a participant holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option is granted and more than one year from the date on which the shares are transferred to the participant upon exercise of the option, any gain or loss on a disposition of such stock will be a long-term capital gain or loss.

Generally, if the participant disposes of the stock before the expiration of either of these holding periods (a “disqualifying disposition”), then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of (i) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (ii) the participant’s actual gain, if any, on the purchase and sale. The participant’s additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.

To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, we will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

Nonstatutory Stock Options. There are no tax consequences to the participant or to us by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the participant will recognize ordinary income equal to the excess, if any, of the fair market value of the purchased shares on the exercise date over the exercise price paid for those shares. Generally, we will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which such ordinary income is recognized by the participant.

Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year.

Restricted Stock Purchase Awards and Stock Bonuses. Restricted stock purchase awards and stock bonuses granted under the 1999 Plan generally have the following federal income tax consequences.

Upon acquisition of the stock pursuant to a restricted stock purchase award or stock bonus, the participant normally will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value on the acquisition date over the purchase price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock. With respect to employees, we are generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the 1934 Act.

Potential Limitation on Our Deductions. Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year.

Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury Regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation if the award is granted by a compensation committee comprised solely of “outside directors” and the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the award is no less than the fair market value of the stock on the date of grant.

Awards to purchase restricted stock and stock bonus awards will qualify as performance-based compensation under the Treasury Regulations only if (i) the award is granted by a compensation committee comprised solely of “outside directors,” (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied and (iv) prior to the granting (or exercisability) of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount—or formula used to calculate the amount—payable upon attainment of the performance goal).

NEW PLAN BENEFITS

1999 EQUITY INCENTIVE PLAN

The following table presents information with respect to options we anticipate will be granted to our non-employee directors, as a group, in the 2007 fiscal year under the provisions of the 1999 Plan.

NAME AND POSITION	NUMBER OF SHARES UNDERLYING OPTIONS TO BE GRANTED
All Non-Employee Directors as a Group	67,500

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY INCENTIVE PLANS

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2006.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	5,173,625	11.93	1,785,035	(1)
Equity compensation plans not approved by security holders	118,603	17.62	92,796

Total	5,292,228	12.06	1,877,831	(1)

(1)	Includes 417,201 shares authorized for future issuance under the Employee Stock Purchase Plan.

The following equity compensation plan that was in effect as of December 31, 2006 was adopted without the approval of our security holders: 1998 Non-Officer Stock Option Plan (the “1998 Plan”). The 1998 Plan provides for grants of nonstatutory stock options to our employees and consultants who are not officers or directors. An aggregate of 240,000 shares of common stock has been reserved for issuance under the Non-Officer Plan. As of March 31, 2007, options to purchase 114,303 shares were outstanding and 88,146 shares remained available for grant. The exercise price of options granted under the 1998 Plan may not be less than 85% of the fair market value of our common stock on the date of grant. All options granted under the 1998 Plan have a maximum term of ten years and typically vest over a four-year period. Options may be exercised prior to vesting, subject to repurchase rights in our favor that expire over the vesting period. The 1998 Plan and options thereunder may be amended by the Board at any time or from time to time. The 1998 Plan also contains the adjustment and change of control provisions that are described above in this Proposal 2 for the 1999 Plan.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors and the Board has selected Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2007, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the annual meeting. Ernst & Young LLP has audited our financial statements since our inception in 1991. Representatives of Ernst & Young LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent auditors. However, the Audit Committee is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of us and our stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

In connection with the audit of the 2006 financial statements, we entered into an engagement agreement with Ernst & Young LLP which sets forth the terms by which Ernst & Young LLP will perform audit services for us. That agreement is subject to alternative dispute resolution procedures.

The following table represents aggregate fees billed to us for the fiscal years ended December 31, 2005 and December 31, 2006 by Ernst & Young LLP, our independent auditors.

	Fiscal Year Ended (in thousands)
	2006	2005
Audit Fees	$828.7	$680.7
Tax Fees	37.8	25.5
All Other Fees	2.0	—

Total Fees	$868.5	$706.2

Audit Fees. Audit fees include fees for services rendered in connection with the annual audit of our financial statements. This category also includes fees for audits provided in connection with statutory and regulatory filings and engagements or services that generally only the independent auditors reasonably can provide to a client.

Tax Fees. Tax fees include tax compliance and international tax advice and planning services.

All Other Fees. All other fees include annual subscription fees for an accounting and tax research tool.

All fees described above were approved by the Audit Committee.

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent auditors. The Audit Committee has established a policy regarding pre-approval of all audit and non-audit services provided by the independent auditors. On an on-going basis, management communicates specific projects and categories of service for which the advance approval of the Audit Committee is requested. The Audit Committee reviews these requests and advises management if the Audit Committee approves the engagement of the independent auditors. On a periodic basis, management reports to the Audit Committee regarding the actual spending for such projects and services compared to the approved amounts. The Audit Committee also may delegate the ability to pre-approve audit and permitted non-audit services to one or more of its members, provided that any such pre-approvals are reported at the next scheduled Audit Committee meeting.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 3.

EXECUTIVE OFFICERS

Our executive officers and their ages as of April 27, 2007 are as follows:

Name	Age	Position
Claes Glassell(1)	56	President, Chief Executive Officer and Director
William J. Dawson	52	Vice President, Finance and Chief Financial Officer
William M. Greenman	40	President, Cerus Europe
Laurence M. Corash(1)	63	Vice President, Chief Medical Officer and Director
David N. Cook	49	Corporate Senior Vice President
Howard G. Ervin	59	Vice President, Legal Affairs

(1)	For biographical information, see “Proposal 1-Election of Directors.”

William J. Dawson has been our Vice President, Finance and Chief Financial Officer since August 2004. From 2002 until he joined us in 2004, Mr. Dawson was Vice President, Finance and Operations and Chief Financial Officer of Dynavax Technologies Corporation, a biopharmaceutical company. From 1998 until 2001, Mr. Dawson was Corporate Senior Vice President, Business Development, for McKesson Corporation, a pharmaceutical distribution and healthcare services company. He was also acting Chief Financial Officer of iMcKesson, an internet healthcare-related subsidiary of McKesson. Prior to joining McKesson, Mr. Dawson spent 15 years as a senior officer in corporate finance with three investment banking firms. Mr. Dawson serves on the boards of directors of McGrath RentCorp, an equipment finance company, and Wellington Trust Company, a subsidiary of Wellington Management Company LLP, a private institutional fund management company.

William M. Greenman was appointed our President, Cerus Europe in September 2006. From 1999 to 2006, Mr. Greenman served as our Vice President, Business Development after returning to Cerus from a brief time in the venture capital business. Prior to joining us in 1995 as Director of Business Development, Mr. Greenman worked in various marketing and business development positions in Baxter’s Biotech Division from 1991 to 1995.

David N. Cook, Ph.D. was appointed our Corporate Senior Vice President in March 2007. From June 2001 through February 2007, Dr. Cook was our Vice President, Research and Development. From 1999 to 2001, Dr. Cook was senior vice president of research and development of Eligix Incorporated. Dr. Cook joined us in 1993 and became the Director of Red Cell Development in 1994 and served as the Vice President of Commercialization from 1998 to 1999. From 1990 to 1993, Dr. Cook served as a postdoctoral scientist for the Lawrence Berkeley National Laboratory.

Howard G. Ervin was appointed our Vice President, Legal Affairs in June 1999. From 1979 until 1999, Mr. Ervin was a partner of the law firm of Cooley Godward LLP, formerly Cooley Godward Castro Huddleson & Tatum, practicing corporate and intellectual property law, and was an associate of such firm from 1973 until 1979.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of April 1, 2007 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all our executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock.

Beneficial Owner(2)	Beneficial Ownership(1)
	Number of Shares	Percent of Total
AXA Financial, Inc. and related entities 1290 Avenue of the Americas New York, NY 10104(3)	4,152,674	13.1
David M. Knott (dba Knott Partners) 485 Underhill Boulevard, Suite 205 Syosset, NY 11791(5)	2,206,260	6.9
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202(4)	1,929,470	6.2
Claes Glassell(6)	558,851	1.7
Laurence M. Corash(7)	604,438	1.9
David N. Cook(8)	297,163	*
William M. Greenman(9)	298,836	*
William J. Dawson(10)	168,332	*
B.J. Cassin(11)	687,225	2.2
Bruce C. Cozadd(12)	86,260	*
William R. Rohn(13)	82,808	*
Timothy B. Anderson(14)	71,273	*
All executive officers and directors as a group (10 persons)(15)	3,112,720	9.2

*	Less than one percent.
(1)	This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Beneficial ownership also includes shares of common stock subject to options currently exercisable or exercisable within 60 days of the date of this table and shares of common stock into which preferred stock is currently convertible or convertible within 60 days of the date of this table. Applicable percentages are based on 31,801,979 shares outstanding on April 1, 2007, adjusted as required by rules promulgated by the SEC.
(2)	Unless otherwise provided, the address for each of the beneficial owners listed is c/o Cerus Corporation, 2411 Stanwell Drive, Concord, California 94520.
(3)	Based upon information contained in Schedule 13G Amendment No. 5, effective as of December 31, 2006, as filed with the SEC on February 13, 2007, pursuant to Rule 13(d) of the Securities Exchange Act, on behalf of AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle and AXA Courtage Assurance Mutuelle, AXA, and AXA Financial, Inc. (“AXF”), AXA Equitable Life Insurance Company, a subsidiary of AXF, has sole voting power with respect to 223,475 shares and sole dispositive power with respect to 278,557 shares. AllianceBernstein L.P. (“Alliance”), a subsidiary of AXF, has sole voting power with respect to 2,450,711 shares, and sole dispositive power with respect to 3,874,117 shares. Alliance’s shares are acquired solely for investment purposes on behalf of client discretionary investment advisory accounts.

(4)	Based upon information contained in Schedule 13G, as filed with the SEC on February 13, 2007, and information provided to us, T. Rowe Price Associates, Inc. has sole voting power with respect to 181,600 shares and sole dispositive power with respect to 1,929,470 shares.
(5)	Based upon information contained in Schedule 13G, effective as of December 7, 2006, as filed with the SEC on December 15, 2006, David M. Knott and Dorset Management Corporation have sole voting power with respect to 2,078,360 shares, shared voting power with respect to 103,600 shares, and sole dispositive power with respect to 2,206,260 shares.
(6)	Includes 473,851 shares underlying stock options which are exercisable within 60 days.
(7)	Includes 338,071 shares underlying stock options which are exercisable within 60 days.
(8)	Includes 263,330 shares underlying stock options which are exercisable within 60 days.
(9)	Includes 228,477 shares underlying stock options which are exercisable within 60 days.
(10)	Includes 123,332 shares underlying stock options which are exercisable within 60 days.
(11)	Includes 397,384 shares held by Brendan Joseph Cassin and Isabel B. Cassin, Trustees of the Cassin Family Trust, 69,841 shares held by Cassin Family Partners, a California Limited Partnership and 85,000 shares held by the Cassin Educational Initiative Foundation. Includes 135,000 shares underlying stock options which are exercisable within 60 days. If exercised in full within 60 days of the date of this table, 15,000 shares would be subject to a right of repurchase in our favor.
(12)	Includes 86,260 shares underlying stock options which are exercisable within 60 days. If exercised in full within 60 days of the date of this table, 10,000 shares would be subject to a right of repurchase in our favor.
(13)	Includes 82,808 shares underlying stock options which are exercisable within 60 days. If exercised in full within 60 days of the date of this table, 10,000 shares would be subject to a right of repurchase in our favor.
(14)	Includes 67,091 shares underlying stock options which are exercisable within 60 days. If exercised in full within 60 days of the date of this table, 10,000 shares would be subject to a right of repurchase in our favor.
(15)	Includes 2,018,361 shares underlying stock options which are exercisable within 60 days. If exercised in full within 60 days of the date of this table, 45,000 shares would be subject to a right of repurchase in our favor.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the 1934 Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of ours. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2006, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Objectives

Our executive compensation program is designed to align our executive officers’ interests with those of our stockholders by rewarding achievements of established goals that contribute to increased long-term stockholder value. Its purpose is to attract and retain exceptional talent, reward past performance, and establish measurable objectives for future performance and reward our executive officers, through cash and equity incentives, for meeting those objectives. We believe the most effective compensation program is one that is designed to reward the achievement of our specific annual, long-term and strategic goals. In structuring our executive compensation program, we seek to set the compensation of our executive officers to be competitive relative to the compensation paid to similarly situated executive officers for our industry and size based on information in a compensation survey published annually by Radford Surveys + Consulting, a global life sciences and technology industry compensation consulting firm. In addition, part of our executive officers’ compensation is directly tied to identifiable, annual objective goals by which performance can be measured.

Executive Compensation Program Design

The Compensation Committee (for purposes of this analysis, the “Committee”) of the Board has the responsibility for establishing, implementing and continually monitoring the compensation of our executive officers and the members of the Board. The Committee designed the executive compensation program to ensure that the total compensation paid to the executive officers is fair, reasonable, and competitive as determined by comparison to the information in the Radford Biotechnology Survey (the “Radford Survey”), and is aligned with our goals and objectives as described more fully below. For the fiscal year ended December 31, 2006, the principal components of compensation for our Chief Executive Officer, Chief Financial Officer and our three most highly compensated executive officers at December 31, 2006 (the “Named Executive Officers”) were:

•	Annual base salary;

•	Short-term performance-based incentive compensation consisting of an annual cash bonus and restricted stock units; and

•	Long-term equity incentive compensation in the form of common stock option grants.

The Committee has determined that these three elements, with a significant percentage of total compensation allocated to “at-risk” performance-based incentives, best aligns the interests of our executive officers with our stockholders. By rewarding achievement of short to medium term goals, with annual cash bonuses and restricted stock units, the executive compensation program directly ties an executive’s short-term performance to stockholder value. Similarly, long-term equity incentive compensation recognizes and rewards our achievement of long-term growth and our sustained financial health, thereby tying the executive officers’ long-term performance to stockholder value.

Pursuant to our Bonus Plan for Senior Management of Cerus Corporation (the “Bonus Plan”), which is discussed in greater detail below, executives may receive annual short-term performance based compensation based on their performance for the applicable year measured against annual goals set by the Committee, such as reaching annual sales targets or achieving specified clinical or preclinical milestones. After reviewing each executive’s performance against annual goals, the Committee sets a target for each executive by multiplying a target percentage of base salary by a factor between zero and 1.0. Once that factor has been determined, executive officers are paid 70% of their short-term incentive award in cash and 30% in restricted stock units, which vest annually over a three-year period. The Committee reviews relevant market compensation data from industry survey sources, such as the Radford Survey, and uses its judgment to determine the appropriate level and mix of incentive compensation on an annual basis to ensure that compensation is competitive and that we are able to attract and retain capable executives.

Compensation Consultant

From time to time, we have sought the advice of a compensation consultant to obtain general market data to allow the Committee to set executive and director compensation. Routinely, the Committee utilizes data obtained from the most recently published Radford Survey as a tool for establishing compensation for executive officers. The survey allows us to compare each element of total compensation against other life sciences companies throughout the United States, based on company size in terms of employee headcount.

Process of Setting and Approving Executive Compensation; Role of Chief Executive Officer

The Committee approves annual compensation levels and equity awards to all executive officers. The process is described below:

After reviewing the data set forth in the Radford Survey, the Committee determines on an annual basis for each executive officer, (1) a target total compensation package, (2) the appropriate allocation of the total compensation package between base salary, short-term performance based compensation and long-term equity incentive compensation, and (3) whether there should be any changes to the compensation packages to better align our executive officers’ interests with those of our stockholders. Adjustments to the base salary of our executive officers is determined by the Committee in February of each year, with the adjustments becoming effective March 1st. Annual short-term performance-based awards are made in January of the following year, while long-term equity incentive compensation is usually determined during the last quarter of each year.

For the chief executive officer, the allocation of base salary, short-term performance based compensation and long-term equity incentive compensation, and the applicable performance target levels as a percentage of base salary related to the short-term performance based compensation and long-term equity incentive compensation are determined by the Committee, and separately in executive session with all of the independent directors. The chief executive officer has no role in setting his compensation and is specifically excluded from any discussions related to his compensation package. At the request of the Committee, the chief executive officer provides the Committee with a self-assessment, including the percentage of goals achieved. For the other executive officers, the chief executive officer provides recommendations to the Committee regarding the allocation between base salary, short-term performance based compensation and long-term equity incentive compensation and assists in the determination of performance target levels for the other executive officers. Shortly after the end of the year, the chief executive officer reviews the performance of each of the other executive officers. The conclusions reached and recommendations based on these reviews are presented by the chief executive officer to the Committee for consideration and approval. The Committee can exercise its discretion in modifying any recommended adjustments or awards. The Committee then approves all earned compensation for the executive officers, including the chief executive officer.

2006 Executive Compensation Elements

Annual Base Salary

The base salary paid to our executive officers and other employees is intended to compensate them for their services rendered in the fiscal year. Base salary ranges for named executive officers are determined for each executive based on his or her position and responsibility by using market data from the Radford Survey as described above. Generally, base salary ranges are targeted so that they approximate the 75th percentile of the range of market salaries for each comparable position in our peer group.

During its review of base salaries for our executive officers, the Committee primarily considers:

•	market data provided by the Radford Survey;

•	internal review of the executive’s compensation, both individually and relative to our other officers; and

•	individual performance and long-term value to us of the executive.

Base salary levels are reviewed on an annual basis, typically as part of the Committee’s performance review process, as well as upon promotion or other change in job responsibility. Merit increases to salaries of executive officers (other than the chief executive officer) are based on the chief executive officer’s and Committee’s assessment of the individual’s performance in their annual performance review. The Committee reviews the chief executive officer’s base salary and any merit increases on an independent basis based on external market surveys, the chief executive officer’s self-assessment, and the Committee’s assessment of the chief executive’s performance over the past year. Because base salary forms the basis upon which short and long-term incentive compensation is determined, the Committee places considerable emphasis in its deliberations with respect to setting and modifying base salaries for the executive officers, keeping our overall compensation philosophy in mind.

Short-Term Performance-Based Incentive Compensation

Short-term performance based incentive compensation is awarded to our executive officers under the Bonus Plan. Annual bonuses are intended to reward our executive officers based on achievement of specified corporate and individual performance goals, motivate the executive officers with respect to future performance and provide pay-for-performance cash compensation opportunities.

At the beginning of each year, we establish certain corporate milestones for that year. Corporate milestones are generally submitted to the Committee in writing by the chief executive officer for approval by the Committee before the end of the first quarter of each year. Corporate milestones generally include measurable results to be accomplished within the year. For fiscal year 2006, the goals for our immunotherapy business included the enrollment of a certain number of patients in the CRS-100 clinical trial by year-end, the completion of toxicology studies and clinical trial design for CRS-207, the selection of a combination therapy regimen for CRS-207, and the selection of a new clinical candidate or indication. Goals for the blood safety business included completion of patient enrollment in a Phase I clinical trial of the INTERCEPT red blood cell system, obtaining a CE mark approval for the INTERCEPT plasma system by year-end, obtaining clarity with respect to the remaining regulatory requirements necessary for U.S. Food and Drug Administration approval of the INTERCEPT platelet system, and reaching 2006 sales and year-end sales run-rate levels for the INTERCEPT Blood System in Europe. Corporate goals included ending 2006 with a minimum specified cash and marketable securities balance and replacing Baxter International, Inc.’s commercial effort in Europe on a cash neutral basis. The Committee determines, in its sole discretion, whether and what percentage of the corporate milestones were met. We must achieve at least 50% of the approved corporate milestones before any bonus payout can be made unless otherwise approved by the Committee. For awards made for fiscal year ended December 31, 2006, the Committee met in January 2007 and determined that, taken individually and then as a whole, 70% of the specified corporate goals were attained in 2006.

The chief executive officer also submits his recommendations for individual performance target levels for the other executive officers to the Committee at the beginning of each year. The Committee determines the individual performance target levels for the chief executive officer, who has no role in setting his performance target level. Based on the Committee’s determination, with input from the chief executive officer, target bonus percentages based on individual performance target levels are assigned at the beginning of each year in writing. The chief executive officer does not participate in setting the target bonus percentage for himself.

At the end of the fiscal year, a bonus pool for payouts under the Bonus Plan is created by calculating each executive’s current bonus-year base salary as in effect at the end of the fiscal year and multiplying that base salary by the applicable bonus target percentage for that executive. Since 2005, and again in 2006, all of our executive officers other than our chief executive officer had a bonus target percentage of 50%. The bonus target for our chief executive officer was 100% in 2006, which is also the same as his bonus target for last year. This product is then multiplied by the percentage of the corporate milestones that we achieved during the fiscal year to arrive at a total bonus pool amount. Once the bonus pool is calculated, the chief executive officer makes a recommendation to the Committee regarding the distribution of the bonus pool among the executive officers based upon their achievement of individual performance targets and contribution, and submits his recommendations to the Committee for approval, in accordance with the Bonus Plan. Whether the executive officers receive a bonus, and the amount of any such bonus, is entirely within the discretion of the chief executive officer and the Committee, and is also dependent on our ability to pay.

The bonus target for the chief executive officer is set at 100%, rather than the 50% applicable to the other executive officers, because the market data that the Committee reviews in connection with setting bonus targets support a higher target for the chief executive officer, and the Committee believes that the chief executive officer plays an instrumental role in setting and executing our strategy.

Of the amounts paid out under the Bonus Plan, 70% is awarded in cash and 30% is awarded in the form of restricted stock units. We use restricted stock units as short-term incentive compensation to augment our executive officers’ long-term incentive compensation and to tie additional portions of total executive officer compensation to stock price performance, thus being more in alignment with our stockholders’ interests. The total value of the short-term incentive awards for executive officers is reviewed by the Committee and compared against data available through the Radford Survey to ensure that we fairly compensate our executive officers and are able to attract and retain such employees. The number of restricted stock units that are awarded is determined based upon the closing price of our common stock on the date the units are granted, which is generally the date on which bonus amounts are determined. The restricted stock units vest annually in three equal installments beginning on the first anniversary of the date of grant, subject to the employee’s continued service with us. However, vested units cannot be sold, transferred or otherwise disposed of until the entire grant is vested, whether or not the employee has left our employment while the units are still subject to vesting. Upon termination of employment, vesting of units ends. The terms and conditions of any such grants are governed entirely by the applicable plan documents and restricted stock unit agreement.

Long-Term Incentive Compensation

Long-term incentive compensation is designed to focus the efforts of our executive officers on our long-term goals, which include, among other things, clinical and preclinical progress in our immunotherapy business and commercial success in our blood safety business, and to maximize the total return on the investment of our stockholders. The Committee believes that equity-based incentives have been effective in our recruitment and retention of key employees. For this reason, we grant restricted stock units as part of short-term incentive compensation to our executive officer and key employees, to increase our employees’ interest in the long-term value of our equity. In addition, the Committee believes that the use of equity-based incentives is an effective means of aligning the interests of our executive officers and our stockholders by providing value through stock price appreciation. Long-term incentives have typically been in the form of stock options. Stock options are issued to our executive officers under the 1999 Plan and generally have a ten-year term. These stock options typically vest monthly over 48 months, and are fully exercisable within four years of the grant date. We typically grants options at the commencement of employment and annually thereafter. In awarding stock options, the Committee considers individual performance, overall contribution, officer retention, the number of unvested stock options and restricted stock units currently held by the employee and the total number of stock options and stock units available for grant. Our intent is that any awards made to our executive officers be based on the long-term return on our stock realized by our stockholders.

The Committee considers many factors in determining the number of options to award our executive officers, including past individual performance and contribution to our long-term value.

Change of Control and Severance Plans

We have adopted change of control and severance plans for our executive officers, as described in more detail in the section entitled: “Employment, Severance and Change of Control Agreements” of this proxy statement.

401(k) Plan

Cerus’ 401(k) Profit Sharing Plan (the “Plan”) enables eligible employees to save for retirement. As well as retirement benefits, the Plan provides certain benefits in the event of death, disability, or other termination of employment. The Plan is for the exclusive benefit of eligible employees and their beneficiaries. The Plan allows employees to shelter a percentage of their income from taxes and choose from a number of investment funds while saving for retirement. All employees who are not residents of Puerto Rico, covered by a collective bargaining agreement for which retirement benefits have been the subject of good faith negotiations, a Leased Employee or a nonresident alien with no income from a U.S. source are eligible to participate in the Plan on the first day of the month following their date of hire. Enrollments are effective and contributions begin on the first day of the month after hire. The Plan has a rollover feature and also allows for borrowing against the balance in the account. Employees can make pre-tax dollar contributions of up to 60% of their eligible pay up to a maximum cap established by the IRS unless their participation level is limited by IRS non-discrimination testing requirements.

A variety of investment funds are available and money can be allocated among them as employees wish, in any percentage increments. Deferral amount elections may be made and/or changed on a monthly basis. With some limitations, employees may change their investment choices daily.

Risk-Hedging Policies

Pursuant to our Insider Trading Policy, our executive officers are prohibited from engaging in certain transactions with respect to our common stock, such as puts, calls and other exchange traded derivatives without prior consent of our compliance officer. These transactions reduce or cancel the risk of an investment in our common stock, particularly in the short-term. Therefore, they may create the appearance that the executive officers are trading on inside information. Additionally, certain forms of hedging or monetization transactions allow a stockholder to lock in much of the value of his or her stock holdings, often in exchange for all or part of the potential for upside appreciation in the stock. These transactions allow the holder to continue to own the covered securities, but without full risks and rewards of ownership. Therefore, our executive officers are also prohibited from hedging transactions without prior consent of our compliance officer. None of our executive officers have been approved for any transaction described in this paragraph.

Perquisites and Other Personal Benefits

Executive officers are entitled to and eligible only for the same fringe benefits for which all of our employees are eligible. We do not have programs in place to provide personal perquisites for any employee. Our healthcare and other insurance programs, including the program’s participation costs, are the same for all eligible employees.

Tax and Accounting Implications

Deductibility of Executive Compensation

The Section 162(m) Limitation limits us to a deduction for federal income tax purposes of no more than $1 million of compensation paid to executive officers in a taxable year. Compensation above $1 million may be deducted if it is “performance-based compensation” within the meaning of the Code. The Committee has determined that stock options granted under our 1996 Plan and 1999 Plan with an exercise price at least equal to the fair market value of our common stock on the date of grant shall be treated as “performance-based compensation.”

Accounting for Stock-Based Compensation

We accrue our named executive officers’ salaries and incentive awards as an expense when earned, assuming vesting requirements have been met, by the officer. For our stock options, Statement of Financial Accounting Standards 123R, Share-Based Payment (“SFAS 123R”), requires us to recognize compensation expense within our income statement for all share-based payment arrangements, which includes employee stock option plans. The expense is based on the grant-date fair value of the options granted, and is recognized ratably over the requisite service period. We adopted SFAS 123R under the modified prospective method. Under the modified prospective method, SFAS 123R applies to new awards and to awards modified, repurchased, or cancelled after January 1, 2006, as well as to the unvested portion of awards outstanding as of January 1, 2006. Our stock options are accounted for as equity awards.

SUMMARY COMPENSATION TABLE

The following table shows for the fiscal year ended December 31, 2006, compensation awarded to or paid to, or earned by, our Named Executive Officers.

Summary Compensation Table for Fiscal 2006

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)		Total ($)
Claes Glassell(7) President and Chief Executive Officer	2006	447,917	36,550	334,494	221,238	2,322	(4)	1,042,521

William J. Dawson Vice President, Finance and Chief Financial Officer	2006	267,708	10,599	107,680	66,116	1,250	(5)	453,353

David N. Cook, Ph.D. Vice President, Research and Development	2006	312,500	13,874	164,589	77,176	8,093	(6)	576,232

Laurence M. Corash, M.D.(8) Vice President and Chief Medical Officer	2006	355,834	13,560	141,901	87,466	11,871	(6)	610,632

William M. Greenman President, Cerus Europe	2006	258,000	11,097	166,123	64,093	544	(5)	499,857

(1)	Represents the dollar amount recognized for financial statement reporting purposes with respect to the 2006 fiscal year for the fair value of grants made to each executive, in accordance with SFAS 123R, and therefore include amounts for grants made in 2002 through 2006 that vested in 2006. The amounts shown exclude the impact of estimated forfeiture related to service-based vesting conditions. For additional information on the valuation assumptions with respect to these grants, refer to Note 10 “Stock-Based Compensation” in our Form 10-K for the year ended December, 31, 2006.
(2)	This compensation cost reflects grants of restricted stock units made pursuant to our Bonus Plan. One–third of such restricted stock unit will vest on the first anniversary of the grant date, one-third will vest on the second anniversary of the grant date and one-third will vest on the third anniversary of the grant date. See the discussion in the section entitled “Short-Term Performance-Based Incentive Compensation” above for further details about these awards.
(3)	These amounts reflect payments made in January 2007 pursuant to our Bonus Plan for compensation earned based on performance in fiscal year 2006. See the discussion in the section entitled “Short-Term Performance-Based Incentive Compensation” above for further details about these awards.
(4)	Mr. Glassell received other compensation in connection with group-term life insurance premiums that we have paid.
(5)	Messrs. Dawson and Greenman received other compensation in connection with group-term life insurance premiums that we have paid and payments made for fractional shares of stock.
(6)	Drs. Cook and Corash received other compensation in connection with group-term life insurance premiums that we have paid, payments made for fractional shares of stock and payments made for accrued vacation balances of each respectively, in excess of 120 hours for the year, pursuant to our policy for accruing vacation time.
(7)	Mr. Glassell is not compensated for his role as a director. The amount shown reflects salary earned as an employee only.
(8)	Dr. Corash is not compensated for his role as a director. The amount shown reflects salary earned as an employee only.

GRANTS OF PLAN-BASED AWARDS

The following table shows for the fiscal year ended December 31, 2006, certain information regarding grants of plan-based awards to the Named Executive Officers:

Grants of Plan-Based Awards in Fiscal 2006

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Closing Market Price on Grant Date ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Claes Glassell
Bonus/1999 Plan	1/9/2006	—	—	—	—	—	—	10,625	—	—	—	109,650
1999 Plan	10/2/2006	—	—	—	—	—	—	—	60,000	5.55	5.60	202,596
Bonus Plan	1/5/2007	158,025	316,050	316,050	—	—	—	—	—	—	—	—
Bonus/1999 Plan	1/5/2007	—	—	—	67,725	135,450	135,450	—	—	—	—	—

William J. Dawson
Bonus/1999 Plan	1/9/2006	—	—	—	—	—	—	3,081	—	—	—	31,795
1999 Plan	10/2/2006	—	—	—	—	—	—	—	30,000	5.55	5.60	101,298
Bonus Plan	1/5/2007	47,224	94,448	94,448	—	—	—	—	—	—	—	—
Bonus/1999 Plan	1/5/2007	—	—	—	20,239	40,478	40,478	—	—	—	—	—

David N. Cook
Bonus/1999 Plan	1/9/2006	—	—	—	—	—	—	4,033	—	—	—	41,621
1999 Plan	4/3/2006	—	—	—	—	—	—	—	50	8.56	8.00	252
1999 Plan	10/2/2006	—	—	—	—	—	—	—	30,000	5.55	5.60	101,298
Bonus Plan	1/5/2007	55,125	110,250	110,250	—	—	—	—	—	—	—	—
Bonus/1999 Plan	1/5/2007	—	—	—	23,625	47,250	47,250	—	—	—	—	—

Laurence M. Corash
Bonus/1999 Plan	1/9/2006	—	—	—	—	—	—	3,942	—	—	—	40,681
1999 Plan	10/2/2006	—	—	—	—	—	—	—	30,000	5.55	5.60	101,298
Bonus Plan	1/5/2007	62,475	124,950	124,950	—	—	—	—	—	—	—	—
Bonus/1999 Plan	1/5/2007	—	—	—	26,775	53,550	53,550	—	—	—	—	—

William M. Greenman
1998 Plan	1/3/2006	—	—	—	—	—	—	—	75	10.15	10.01	449
Bonus/1999 Plan	1/9/2006	—	—	—	—	—	—	3,226	—	—	—	33,292
1999 Plan	10/2/2006	—	—	—	—	—	—	—	55,000	5.55	5.60	185,713
Bonus Plan	1/5/2007	45,780	91,560	91,560	—	—	—	—	—	—	—	—
Bonus/1999 Plan	1/5/2007	—	—	—	19,620	39,240	39,240	—	—	—	—	—

(1)	Reflects estimated payments to be made in January 2007 under our Bonus Plan for services rendered in 2006. Equity Incentive Plan awards are calculated in dollar amounts and payable in the number of restricted stock units equal to the applicable dollar amount at the time of payout, based on the price per share on the date that such units are granted. We calculate awards paid under our Bonus Plan based on the salary at the time the compensation is paid to the executive officer.
(2)	We granted restricted stock units to our principal executive officer, principal financial officer and each Named Executive Officer in January 2006 for performance in 2005 pursuant to our Bonus Plan. One–third of such restricted stock units vested on the first anniversary of the grant date, one-third will vest on the second anniversary of the grant date and one-third will vest on the third anniversary of the grant date.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table shows for the fiscal year ended December 31, 2006, certain information regarding outstanding equity awards at fiscal year end for the Named Executive Officers.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2006

Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)(6)	Market Value of Shares or Units of Stock That Have Not Vested ($)(7)
Claes Glassell	92,307	61,538	3.25	4/30/2014	(5)	10,625	62,263
	230,609	115,546	3.25	4/30/2014	(5)
	50,000	50,000	2.89	12/9/2014
	21,875	53,125	8.86	10/2/2015
	2,500	57,500	5.55	10/1/2016
William J. Dawson	58,333	41,667	2.05	8/8/2014	(5)	3,081	18,055
	27,947	20,834	2.05	8/8/2014	(5)
	1,219	—	2.05	8/8/2014	(5)
	11,666	28,334	8.86	10/2/2015
	1,250	28,750	5.55	10/1/2016
David N. Cook	7,545	—	66.25	6/17/2011		4,033	23,633
	47,455	—	66.25	6/17/2011
	1,975	—	50.18	3/19/2012
	33,025	—	50.18	3/19/2012
	8,335	—	21.06	12/19/2012
	7,811	521	6.75	2/28/2013
	28,125	1,875	7.00	3/18/2013
	7,117	1,216	7.52	6/30/2013
	28,135	8,365	4.25	12/8/2013
	25	—	2.43	6/29/2014	(3)
	62,500	62,500	2.28	6/28/2014	(2)
	14,583	35,417	8.86	10/2/2015
	50	—	8.56	4/2/2016	(4)
	1,250	28,750	5.55	10/1/2016
Laurence M. Corash	24,809	—	15.50	11/17/2008		3,942	23,100
	15,191	—	15.50	11/17/2008
	4,698	—	24.88	1/2/2010
	27,802	—	24.88	1/2/2010
	50	—	40.56	3/28/2011	(3)
	4,795	—	38.19	3/20/2011
	65,205	—	38.19	3/20/2011
	75	—	45.05	9/26/2011	(3)
	1,975	—	50.18	3/19/2012
	45,525	—	50.18	3/19/2012
	11,669	—	21.06	12/19/2012
	10,935	730	6.75	2/28/2013
	9,964	1,702	7.52	6/30/2013
	26,979	8,021	4.25	12/8/2013
	62,500	62,500	2.28	6/28/2014	(2)
	100	—	2.51	11/15/2014	(3)
	11,666	28,334	8.86	10/2/2015
	1,250	28,750	5.55	10/1/2016
William M. Greenman	10,000	—	22.75	3/18/2009	(5)	3,226	18,904
	12,446	—	16.25	5/10/2009	(5)
	17,554	—	16.25	5/10/2009	(5)
	3,343	—	24.88	1/2/2010
	21,657	—	24.88	1/2/2010
	3,529	—	38.19	3/20/2011
	16,471	—	38.19	3/20/2011
	2,751	—	50.18	3/19/2012
	24,749	—	50.18	3/19/2012
	5,751	—	21.06	12/19/2012
	5,390	360	6.75	2/28/2013
	4,910	839	7.52	6/30/2013
	13,296	3,954	4.25	11/13/2013
	50	—	3.52	3/30/2014	(3)
	50,000	50,000	2.28	6/28/2014	(2)
	18,958	46,042	8.86	10/2/2015
	75	—	10.15	1/2/2016	(4)
	2,291	52,709	5.55	10/1/2016

(1)	Except as otherwise noted, options become exercisable ratably every month from the date of grant over four years. The options expire ten (10) years from the date of grant or earlier upon termination of service as an employee, director or consultant. Any unvested portion of any of these options will immediately vest upon a change of control of us.
(2)	Options vest annually over four years.
(3)	Options vest immediately upon grant.
(4)	Options vest fully three months after the date of grant.
(5)	(1/8th) of the shares vest six months after the date of grant and 1/48th of the shares vest each month thereafter. Fully vested after four years.
(6)	Restricted stock units were granted to our executive officers on January 9, 2006 pursuant to the Bonus Plan for performance in 2005. One–third of such restricted stock unit vested on the first anniversary of the grant date, one-third will vest on the second anniversary of the grant date and one-third will vest on the third anniversary of the grant date.
(7)	Reflects the price per share of our common stock as of December 29, 2006, $5.86, multiplied by the number of units that had not vested as of December 31, 2006.

OPTION EXERCISES AND STOCK VESTED

The following table shows for the fiscal year ended December 31, 2006, certain information regarding option exercises and stock vested during the last fiscal year with respect to the Named Executive Officers:

Option Exercises and Stock Vested in Fiscal 2006

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Claes Glassell	—	—	—	—
William J. Dawson	—	—	—	—
David N. Cook	—	—	2,875	31,596
Laurence M. Corash	19,400	136,369	2,875	31,596
William M. Greenman	—	—	2,657	29,200

(1)	Based on fair market value of our Common Stock on the date of exercise minus the exercise price.

EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL AGREEMENTS

Claes Glassell, our current President and Chief Executive Officer, is a party to an agreement with us that provides that in the event Mr. Glassell’s employment with us is terminated for any reason other than for cause, he will continue to receive his base salary and health benefits for one year from such termination and vesting of his stock options will be accelerated. In the event of Mr. Glassell’s involuntary termination of employment, or voluntary termination for good reason, within 12 months following a change of control, he will continue to receive his base salary and health benefits for 18 months from the date of such termination and the vesting of his stock options will be accelerated.

William J. Dawson, our Vice President, Finance and Chief Financial Officer, is a party to an agreement with us that provides that in the event Mr. Dawson’s employment with us is terminated for any reason other than for cause, he will continue to receive his base salary and health benefits for one year from such termination and vesting of his stock options will be accelerated. In the event of Mr. Dawson’s involuntary termination of employment, or voluntary termination for good reason, within 12 months following a change of control, he will continue to receive his base salary and health benefits for 18 months from the date of such termination and vesting of his stock options will be accelerated.

David N. Cook, our Vice President, Research and Development, is a party to an agreement with us that provides that, in the event Dr. Cook’s employment with us is terminated without cause or if Dr. Cook voluntary terminates his employment for good reason, within 12 months following a change in control, he will continue to receive his base salary for 12 months from the date of such termination. In addition, Dr. Cook’s stock options will immediately vest and we will pay the COBRA premiums on behalf of Dr. Cook for the period of time for which he is eligible for such continued health insurance.

Laurence M. Corash, our Vice President and Chief Medical Officer, is a party to an agreement with us that provides that in the event Dr. Corash’s employment with us is terminated without cause or if Dr. Corash voluntary terminates his employment for good reason, within 12 months following a change in control, he will continue to receive his base salary for 12 months from the date of such termination and vesting of his stock options will be accelerated. In addition, we will pay the COBRA premiums on behalf of Dr. Corash for the period of time for which he is eligible for such continued health insurance.

William M. Greenman, our President, Cerus Europe, is a party to an agreement with us that provides that, in the event Mr. Greenman’s employment with us is terminated without cause or if Mr. Greenman voluntary terminates his employment for good reason, within 12 months following a change in control, he will continue to receive his base salary for 12 months from the date of such termination. In addition, Mr. Greenman’s stock options will immediately vest and we will pay the COBRA premiums on behalf of Mr. Greenman for the period of time for which he is eligible for such continued health insurance.

2006 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL TABLE

The following table provides information on severance benefits that would become payable under the existing employment, severance and change in control agreements if the employment of our executive officers had terminated on December 31, 2006.

Name and Principal Position	Voluntary Termination for Good Reason or Involuntary Termination After a Change of Control						Involuntary Termination Without Cause
	Health Care Benefits ($)		Salary ($)		Equity Acceleration ($)		Health Care Benefits ($)		Salary ($)		Equity Acceleration ($)
Claes Glassell President and Chief Executive Officer	14,086	(1)	677,250	(2)	690,777	(3)	9,391	(4)	451,500	(5)	690,777	(3)

William J. Dawson Vice President, Finance and Chief Financial Officer	20,219	(1)	404,775	(2)	265,096	(3)	13,479	(4)	269,850	(5)	265,096	(3)

David N. Cook Vice President, Research and Development	13,479	(6)	315,000	(5)	269,764	(3)	—		—		—

Laurence M. Corash Vice President and Chief Medical Officer	4,789	(6)	357,000	(5)	268,676	(3)	—		—		—

William M. Greenman President, Cerus Europe	4,789	(6)	261,600	(5)	220,610	(3)	—		—		—

(1)	Represents the aggregate amount of our share of the cost of 18 months of health benefits. The executive officer remains responsible for paying the employee share of such benefits.
(2)	Represents the aggregate amount of the executive’s base salary as of December 31, 2006 payable over the 18 month period following a voluntary termination for good reason or involuntary termination after a change in control.
(3)	Represents the excess of fair market value of those shares subject to outstanding options with accelerated vesting that were exercisable on December 31, 2006 and were in the money, calculated based on the closing price of $5.86 of our common stock on December 29, 2006, the last trading day of fiscal 2006, over the aggregate exercise price of such options.
(4)	Represents the aggregate amount of our share of the cost of 12 months of health benefits following the involuntary termination of the executive’s employment by us other than for cause. The executive officer remains responsible for paying the employee share of such benefits.
(5)	Represents the aggregate amount of the executive’s base salary as of December 31, 2006 payable over the 12 month period following the involuntary termination of the executive’s employment by us other than for cause.
(6)	Represents the aggregate amount of our share of the cost of COBRA premiums. The executive officer remains responsible for paying the employee share of such COBRA coverage.

DIRECTOR COMPENSATION

The Compensation Committee reviews director compensation on a periodic basis; the last review was performed in December 2005. The Compensation Committee utilizes data obtained from the most recently published Radford Survey as a tool for establishing compensation for non-employee directors. The Radford Survey compares each element of total compensation against other life sciences companies throughout the United States, based on company size in terms of employee headcount. The Committee generally sets the total compensation for non-employee directors at or above the 75th percentile of compensation paid to similarly situated peer group non-employee directors. The 2006 compensation described below was approved by the Board based on recommendations of the Compensation Committee.

For the year ended December 31, 2006, each director who was not also one of our officers or employees, other than the Chairman of the Board, was compensated for his services as a director at the rate of $20,000 per year. The Chairman of the Board received an annual retainer of $32,500 per year. In addition to the annual retainers, the Chairs of the Audit Committee and Compensation Committee received an additional annual retainer of $26,000 and $10,000, respectively. Each other member of the Audit Committee and Compensation Committee who is not one of our employees received an annual retainer of $13,000 and $8,000, respectively. All directors, including those who are our officers or employees, were reimbursed for expenses incurred in connection with attending Board or committee meetings.

For fiscal year 2007, each director who is not also one of our officers or employees, other than the Chairman of the Board, will receive an annual retainer of $20,000. The Chairman of the Board will receive an annual retainer of $32,500 per year. In addition to the annual retainers, the Chairs of the Audit Committee and Compensation Committee will receive an additional annual retainer of $26,000 and $10,000, respectively. Each other member of the Audit Committee and Compensation Committee who is not one of our employees will receive an annual retainer of $13,000 and $8,000, respectively.

In addition to cash compensation, each of our non-employee directors receives an annual stock option grant at the beginning of each year under and within the limits set forth in the 1999 Non-Employee Directors’ Stock Option Sub-Plan (the “Directors’ Sub-Plan”). Pursuant to the Directors’ Sub-Plan, each of our non-employee directors receives an option covering 15,000 shares, or 22,500 shares in the case of the Chairman of the Board, of our common stock on the first trading day of the year. Each option granted under the Directors’ Sub-Plan has an exercise price equal to the fair market value of our common stock on the prior day’s closing price, a term of ten years and vests in twelve equal monthly installments from the date of grant as long as the optionee continues to provide service to us as a director, employee or consultant.

Under the Directors’ Sub-Plan for year ended December 31, 2006, each of Messrs. Cassin, Anderson, Cozadd and Rohn received a non-qualified stock option for the purchase of 22,500, 15,000, 15,000 and 15,000 shares, respectively, of our common stock at an exercise price of $5.86 per share.

The following table shows for the fiscal year ended December 31, 2006 certain information with respect to the compensation of all of our non-employee directors:

Director Compensation for Fiscal 2006

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)		All Other Compensation ($)	Total ($)
B.J. Cassin	52,500	133,355	(3)	—	185,855
Timothy B. Anderson	41,000	104,332	(4)	—	145,332
Bruce C. Cozadd	62,000	88,904	(5)	—	150,904
William R. Rohn	41,000	98,901	(6)	—	139,901

(1)	Represents the dollar amount recognized for financial statement reporting purposes with respect to the 2006 fiscal year for the fair value of stock options granted to each executive, in accordance with SFAS 123R. The amounts shown exclude the impact of estimated forfeiture related to service-based vesting conditions. For additional information on the valuation assumptions with respect to these grants, refer to Note 10 “Stock-Based Compensation” in our Form 10-K for the year ended December, 31, 2006.
(2)	Options granted to our non-employee directors become vested and exercisable in twelve (12) equal monthly installments. The vesting of each installment occurs on the last day of each month beginning with the month in which the option was granted, so long as the director’s service is not interrupted during the period preceding each vesting date.
(3)	The full grant date fair value, on a grant-by-grant basis, for Mr. Cassin’s stock options for fiscal year 2006 was $134,105. Mr. Cassin had options to purchase an aggregate of 112,500 shares of our common stock as of December 31, 2006.
(4)	The full grant date fair value, on a grant-by-grant basis, for Mr. Anderson’s stock options for fiscal year 2006 was $89,403. Mr. Anderson had options to purchase an aggregate of 52,091 shares of our common stock as of December 31, 2006.
(5)	The full grant date fair value, on a grant-by-grant basis, for Mr. Cozadd’s stock options for fiscal year 2006 was $89,403. Mr. Cozadd had options to purchase an aggregate of 71,260 shares of our common stock as of December 31, 2006.
(6)	The full grant date fair value, on a grant-by-grant basis, for Mr. Rohn’s stock options for fiscal year 2006 was $89,403. Mr. Rohn had options to purchase an aggregate of 67,808 shares of our common stock as of December 31, 2006.

TRANSACTIONS WITH RELATED PERSONS

RELATED-PERSON TRANSACTIONS POLICY AND PROCEDURES

We have not yet adopted a written related-person transactions policy. However, our Audit Committee has been delegated the authority to review management’s efforts to monitor compliance with our programs and policies that are generally designed to ensure compliance with applicable laws and rules, including our code of ethics, and approve related-party transactions as required by Nasdaq. During the upcoming year, the Audit Committee will give full consideration to the adoption of a formal policy regarding related-person transactions and, if adopted, promptly post it on our website.

CERTAIN RELATED-PERSON TRANSACTIONS

Since January 1, 2006, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds $120,000 and in which any current director, executive officer or holder of more than 5% of our common stock had or will have a direct or indirect interest other than compensation arrangements described under the caption “Executive Compensation” and the transactions described below.

Indemnification and Limitation of Director and Officer Liability

In July 1996, the Board authorized us to enter into indemnity agreements with each of our directors, executive officers and controller. The form of indemnity agreement provides that we will indemnify against any and all expenses of the indemnified person who incurred such expenses because of his or her status as a director, executive officer or controller, to the fullest extent permitted by our bylaws and Delaware law. In addition, our bylaws provide that we shall indemnify our directors and executive officers to the fullest extent permitted by Delaware law, subject to certain limitations, and may also secure insurance, to the fullest extent permitted by Delaware law, on behalf of any director, officer, employee or agent against any expense, liability or loss arising out of his or her actions in such capacity.

Our restated certificate of incorporation contains certain provisions relating to the limitation of liability of directors. Our restated certificate provides that a director shall not be personally liable to our stockholders or us for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to our stockholders or us, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of dividends or unlawful stock repurchases or redemptions or (iv) for any transaction from which the director derived an improper benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. The provision in the restated certificate does not eliminate the duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders may be “householding” our proxy materials. A single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker directly or direct your written request to: Corporate Secretary, Cerus Corporation, 2411 Stanwell Drive, Concord, CA 94520 or contact Corporate Secretary, Cerus Corporation at (925) 288-6000. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Lori L. Roll

Secretary

May 3, 2007

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, is available without charge upon written request to: Corporate Secretary, Cerus Corporation, 2411 Stanwell Drive, Concord, CA 94520.

Appendix A

CERUS CORPORATION

1999 EQUITY INCENTIVE PLAN, AS AMENDED

Adopted April 30, 1999

Approved By Stockholders July 2, 1999

Amended March 27, 2000

Approved By Stockholders May 11, 2000

Amended March 29, 2001

Approved By Stockholders May 23, 2001

Amended April 29, 2002

Approved By Stockholders June 5, 2002

Amended April 15, 2003

Approved By Stockholders June 13, 2003

Amended April 28, 2005

Approved By Stockholders June 6, 2005

Amended April 17, 2006

Approved By Stockholders June 5, 2006

Termination Date: April 29, 2009

1.	PURPOSES.

(a) Eligible Stock Award Recipients. The persons eligible to receive Stock Awards are the Employees and Directors of, and Consultants to, the Company and its Affiliates.

(b) Available Stock Awards. The purpose of the Plan is to provide a means by which eligible recipients of Stock Awards may be given an opportunity to benefit from increases in value of the Common Stock through the granting of the following Stock Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) stock bonuses and (iv) rights to acquire restricted stock.

(c) General Purpose. The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Stock Awards, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2.	DEFINITIONS.

(a) “Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(b) “Board” means the Board of Directors of the Company.

(c) “Code” means the Internal Revenue Code of 1986, as amended.

(d) “Committee” means a committee of one or more members of the Board appointed by the Board in accordance with subsection 3(c).

(e) “Common Stock” means the common stock of the Company.

(f) “Company” means Cerus Corporation, a Delaware corporation.

(g) “Consultant” means any person, including an advisor, (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (ii) who is a member of the Board of Directors of an Affiliate. However, the term “Consultant” shall not include Directors who are not compensated by the Company for their services as Directors.

(h) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a Director will not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.

(i) “Covered Employee” means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

(j) “Director” means a member of the Board of Directors of the Company.

(k) “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

(l) “Employee” means any person employed by the Company or an Affiliate. Mere service as a Director or payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

(ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

(o) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(p) “Non-Employee Director” means a Director who either (i) is not a current Employee or Officer of the Company or its parent or a subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or a subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(q) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(r) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(s) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

(t) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(u) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(v) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an “affiliated corporation” at any time and is not currently receiving direct or indirect remuneration from the Company or an “affiliated corporation” for services in any capacity other than as a Director or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(w) “Participant” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(x) “Plan” means this Cerus Corporation 1999 Equity Incentive Plan.

(y) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(z) “Securities Act” means the Securities Act of 1933, as amended.

(aa) “Stock Award” means any right granted under the Plan, including an Option, a stock bonus and a right to acquire restricted stock.

(bb) “Stock Award Agreement” means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(cc) “Ten Percent Stockholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

3.	ADMINISTRATION.

(a) Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in subsection 3(c). Any interpretation of the Plan by the Board and any decision by the Board under the Plan shall be final and binding on all persons.

(b) Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; what type or combination of types of Stock Award shall be granted; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to a Stock Award; and the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

(ii) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii) To amend the Plan or a Stock Award as provided in Section 12.

(iv) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

(c) Delegation to Committee.

(i) General. The Board may delegate administration of the Plan to a Committee or Committees of one (1) or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

(ii) Committee of Outside or Non-Employee Directors. In the discretion of the Board, a Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. Within the scope of such authority, the Board or the Committee may (1) delegate to a committee of one or more members of the Board who are not Outside Directors, the authority to grant Stock Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and/or (2) delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

4.	SHARES SUBJECT TO THE PLAN.

(a) Share Reserve. Subject to the provisions of Section 11 relating to adjustments upon changes in Common Stock, the Common Stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate six million four hundred eighty thousand (6,480,000) shares of Common Stock.

(b) Reversion of Shares to the Share Reserve. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the shares of Common Stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan.

(c) Source of Shares. The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.	ELIGIBILITY.

(a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.

(b) Ten Percent Stockholders. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

(c) Section 162(m) Limitation. Subject to the provisions of Section 11 relating to adjustments upon changes in the shares of Common Stock, no Employee shall be eligible to be granted Options covering more than two hundred fifty thousand (250,000) shares of the Common Stock during any calendar year.

(d) Consultants. A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Company determines both (i) that such grant (A) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (ii) that such grant complies with the securities laws of all other relevant jurisdictions.

6.	OPTION PROVISIONS.

Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(a) Term. Subject to the provisions of subsection 5(b) regarding Ten Percent Stockholders, no Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

(b) Exercise Price of an Incentive Stock Option. Subject to the provisions of subsection 5(b) regarding Ten Percent Stockholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

(c) Exercise Price of a Nonstatutory Stock Option. The exercise price of each Nonstatutory Stock Option shall be not less than eighty-five percent (85%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

(d) Consideration. The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised or (ii) at the discretion of the Board at the time of the grant of the Option (or subsequently in the case of a Nonstatutory Stock Option) (1) by delivery to the Company of outstanding shares of Common Stock, (2) according to a deferred payment or other similar arrangement with the Optionholder or (3) in any other form of legal consideration that may be acceptable to the Board; provided, however, that at any time that the Company is incorporated in Delaware, payment of the Common Stock’s “par value,” as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

(e) Transferability of an Incentive Stock Option. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(f) Transferability of a Nonstatutory Stock Option. A Nonstatutory Stock Option shall be transferable to the extent provided in the Option Agreement. If the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(g) Vesting Generally. The total number of shares of Common Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this subsection 6(g) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

(h) Termination of Continuous Service. In the event an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.

(i) Extension of Termination Date. An Optionholder’s Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in subsection 6(a) or (ii) the expiration of a period of three (3) months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

(j) Disability of Optionholder. In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement) or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

(k) Death of Optionholder. In the event (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionholder’s death pursuant to subsection 6(e) or 6(f), but only within the period ending on the earlier of (1) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement) or (2) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

(l) Early Exercise. The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate.

7.	PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS.

(a) Stock Bonus Awards. Each stock bonus agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of stock bonus agreements may change from time to time, and the terms and conditions of separate stock bonus agreements need not be identical, but each stock bonus agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. A stock bonus may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit.

(ii) Vesting. Shares of Common Stock awarded under the stock bonus agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

(iii) Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Company may reacquire any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the stock bonus agreement.

(iv) Transferability. Rights to acquire shares under the stock bonus agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the stock bonus agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the stock bonus agreement remains subject to the terms of the stock bonus agreement.

(b) Restricted Stock Awards. Each restricted stock purchase agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of the restricted stock purchase agreements may change from time to time, and the terms and conditions of separate restricted stock purchase agreements need not be identical, but each restricted stock purchase agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Purchase Price. The purchase price under each restricted stock purchase agreement shall be such amount as the Board shall determine and designate in such restricted stock purchase agreement. The purchase price shall not be less than eighty-five percent (85%) of the Common Stock’s Fair Market Value on the date such award is made or at the time the purchase is consummated.

(ii) Consideration. The purchase price of Common Stock acquired pursuant to the restricted stock purchase agreement shall be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Board, according to a deferred payment or other similar arrangement with the Participant; or (iii) in any other form of legal consideration that may be acceptable to the Board in its discretion; provided, however, that at any time that the Company is incorporated in Delaware, then payment of the Common Stock’s “par value,” as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

(iii) Vesting. Shares of Common Stock acquired under the restricted stock purchase agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

(iv) Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Company may repurchase or otherwise reacquire any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the restricted stock purchase agreement.

(v) Transferability. Rights to acquire shares under the restricted stock purchase agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the restricted stock purchase agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the restricted stock purchase agreement remains subject to the terms of the restricted stock purchase agreement.

8.	COVENANTS OF THE COMPANY.

(a) Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

(b) Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.

9.	USE OF PROCEEDS FROM STOCK.

Proceeds from the sale of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

10.	MISCELLANEOUS.

(a) Acceleration of Exercisability and Vesting. The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

(b) Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

(c) No Employment or other Service Rights. Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(d) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

(e) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (iii) the issuance of the shares of Common Stock upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act or (iv) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(f) Withholding Obligations. To the extent provided by the terms of a Stock Award Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Stock Award; or (iii) delivering to the Company owned and unencumbered shares of the Common Stock.

11.	ADJUSTMENTS UPON CHANGES IN STOCK.

(a) Capitalization Adjustments. If any change is made in the Common Stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to subsection 4(a) and the maximum number of securities subject to award to any person pursuant to subsection 5(c), and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of securities and price per share of Common Stock subject to such outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.)

(b) Change in Control—Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, then all outstanding Stock Awards shall terminate immediately prior to such event.

(c) Change in Control—Asset Sale, Merger, Consolidation or Reverse Merger. In the event of (i) a sale, lease or other disposition of all or substantially all of the assets of the Company, (ii) a merger or consolidation in which the Company is not the surviving corporation or (iii) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then any surviving corporation or acquiring corporation shall assume any Stock Awards outstanding under the Plan or shall substitute similar stock awards (including an award to acquire the same consideration paid to the stockholders in the transaction described in this subsection 11(c)) for those outstanding under the Plan. In the event any surviving corporation or acquiring corporation refuses to assume such Stock Awards or to substitute similar stock awards for those outstanding under the Plan, then with respect to Stock Awards held by Participants whose Continuous Service has not terminated, the vesting of such Stock Awards (and, if applicable, the time during which such Stock Awards may be exercised) shall be accelerated in full, and the Stock Awards shall terminate if not exercised (if applicable) at or prior to such event. With respect to any other Stock Awards outstanding under the Plan, such Stock Awards shall terminate if not exercised (if applicable) prior to such event.

12.	AMENDMENT OF THE PLAN AND STOCK AWARDS.

(a) Amendment of Plan. The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 11 relating to adjustments upon changes in Common Stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of Section 422 of the Code, Rule 16b-3 or any Nasdaq or securities exchange listing requirements.

(b) Stockholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

(c) Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

(d) No Impairment of Rights. Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

(e) Amendment of Stock Awards. The Board at any time, and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

13.	TERMINATION OR SUSPENSION OF THE PLAN.

(a) Plan Term. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect, except with the written consent of the Participant.

14.	EFFECTIVE DATE OF PLAN.

The Plan shall become effective as determined by the Board, but no Stock Award shall be exercised (or, in the case of a stock bonus, shall be granted) unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

15.	CHOICE OF LAW.

The law of the State of California shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.

CERUS CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

Monday, June 4, 2007

9:00 a.m. (local time)

CERUS CORPORATION

2411 Stanwell Drive

Concord, CA 94520

Cerus Corporation
2411 Stanwell Drive
Concord, CA 94520	PROXY

The proxy is solicited by the Board of Directors for use at the Annual Meeting of Stockholders to be held on June 4, 2007.

The undersigned hereby appoints HOWARD G. ERVIN and LORI L. ROLL, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Cerus Corporation (the “Company”) which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Cerus Corporation to be held at the Company’s administrative offices, located at 2411 Stanwell Drive, Concord, California 94520 on Monday, June 4, 2007 at 9:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEE LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

See reverse for voting instructions.

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to

Cerus Corporation, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

/*\ Please detach here /*\

Management Recommends a Vote FOR the Nominee for Director Listed Below.

1. To elect one director to hold office until the 2010 Annual Meeting of Stockholders.		01 Laurence M. Corash, M.D.

❑ Vote FOR the nominee (except as marked)	❑ Vote WITHHELD from the nominee

Management Recommends a Vote FOR Proposals 2 and 3 below.

2. To approve the Company’s 1999 Equity Incentive Plan, as amended, to increase the aggregate number of shares of common stock authorized for issuance under such plan by 600,000 shares.		❑ For	❑ Against	❑ Abstain

3. To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as independent auditor of the Company for its fiscal year ending December 31, 2007.		❑ For	❑ Against	❑ Abstain

Address Change? Mark Box ❑ Indicate changes below:

Signature(s) in Box

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.